UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2025

Dynamix Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42414	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1980 Post Oak Blvd., Suite 100

PMB 6373

Houston, TX, 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 792 5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which each class is registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DYNXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DYNX	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, at an exercise price of $11.50 per share	DYNXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 21, 2025, Dynamix Corporation (“SPAC”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with The Ether Machine, Inc., a Delaware corporation (“Pubco”), ETH SPAC Merger Sub Ltd., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), The Ether Reserve LLC, a Delaware limited liability company (the “Company”), Ethos Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of SPAC (“SPAC Subsidiary A”), Ethos Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of SPAC Subsidiary A (“SPAC Subsidiary B”), Ethos Sub 3, Inc., a Delaware corporation and wholly-owned subsidiary of SPAC Subsidiary B (“Company Merger Sub” and, together with SPAC Subsidiary A and SPAC Subsidiary B, the “SPAC Subsidiaries”), and ETH Partners LLC, a Delaware limited liability company (the “Seller”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing” and the date and time at which the Closing is actually held, the “Closing Date”), (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), and with SPAC shareholders receiving one share of non-voting Class A common stock, par value $0.01 per share, of Pubco (the “Pubco Class A Stock”) for each Class A ordinary share, par value $0.0001 per share, of SPAC (the “SPAC Class A Ordinary Shares”) held by such shareholder, and (b) at least two hours after the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger” and, together with the SPAC Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement, including the Contribution (as defined below) and the ETHM Investments (as defined below), the “Transactions”), and with (i) (A) members of the Company (the “Company Members”) who are not U.S. persons, (B) Company Members who are U.S. persons (the “U.S. Company Members”) that fund the Company Unit Subscription (as defined below) in cash and (C) U.S. Company Members that fund the Company Unit Subscription in Ether (the “Ether U.S. Company Members”) and that deliver a valid notice to the Company at least five business days prior to the effective time of the Company Merger (the “Company Merger Effective Time”), electing to receive Pubco Class A Stock, each receiving one share of Pubco Class A Stock for each of their issued and outstanding Class A units of the Company (the “Company Class A Units”), (ii) the Seller receiving (A) one share of Pubco Class A Stock for each of its Company Class A Units and (B) one share of Class B common stock, par value $0.01 per share, of Pubco (the “Pubco Class B Stock”) for each of its issued and outstanding Class B units of the Company (the “Company Class B Units”), and (iii) the Ether U.S. Company Members that do not deliver a valid notice to the Company at least five business days prior to the Company Merger Effective Time electing to receive Pubco Class A Stock (the “Non-Electing Ether U.S. Company Members”) cancelling their Company Class A Units and converting into Company Exchange Units (as defined below). As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law. In the SPAC Merger, each outstanding warrant of SPAC will be assumed by Pubco and converted into a warrant to purchase one share of Pubco Class A Stock.

As additional consideration for the Company Merger (the “Additional Merger Consideration”), at the Company Merger Effective Time, Pubco will also issue to the Seller (i) a fixed number of 4,033,333 additional shares of Pubco Class A Stock and 4,985,000 warrants to purchase one share of Pubco Class A Stock having the terms set forth in and governed by a private warrant agreement to be entered into at the Closing (the “Pubco Private Warrants”), and (ii) up to an additional 600,000 shares of Pubco Class A Stock and 600,000 Pubco Private Warrants based on a sliding scale corresponding to the volume-weighted average price (“VWAP”) of the SPAC Class A Ordinary Shares for the ten consecutive trading days ending on the trading date immediately preceding the Closing Date (the “Closing SPAC Share Price”) as follows: (a) if the Closing SPAC Share Price is at least $10.00 and less than or equal to $20.00, the Seller will receive an additional number of shares of Pubco Class A Stock and Pubco Private Warrants, in each case equal to the product of (x) 300,000 and (y) the lesser of (A) one and (B) a fraction, the numerator of which is the Closing SPAC Share Price minus $10.00, and the denominator of which is $10.00; and (b) if the Closing SPAC Share Price is greater than $20.00, the Seller will receive, in addition to the amounts in clause (a), an additional number of shares of Pubco Class A Stock and Pubco Private Warrants, in each case equal to the product of (x) 100,000 and (y) the lesser of (A) three and (B) a fraction, the numerator of which is the Closing SPAC Share Price minus $20.00, and the denominator of which is $10.00. DynamixCore Holdings, LLC, a Delaware limited liability company (the “Sponsor”) also agreed to, immediately prior to the Company Merger Effective Time, forfeit a number of shares of Pubco Class A Stock equal to the number of shares of Pubco Class A Stock being issued to the Seller as part of the Additional Merger Consideration. The Sponsor and the underwriters who purchased private placement warrants of SPAC at the time of SPAC’s initial public offering (the “SPAC Private Warrants”) (which warrants will convert into warrants to purchase Pubco Class A Stock in the SPAC Merger) also agreed to, collectively, forfeit a number of warrants equal to the number of Pubco Private Warrants being issued to the Seller as part of the Additional Merger Consideration, with 5,000 warrants being retained by the underwriters. The Sponsor will exchange its remaining SPAC Private Warrants for Pubco Private Warrants. The Pubco Private Warrants will have substantially the same terms as the SPAC Private Warrants, except that, unlike the SPAC Private Warrants, the Pubco Private Warrants will not be redeemable if Pubco Class A Stock trades above $18 per share.

Following the Closing, as further consideration for the Company Merger, within ten business days after the occurrence of each event described below (each, a “Triggering Event”), Pubco will issue or cause to be issued to the Seller an additional 2,000,000 shares of Pubco Class A Stock (“Earnout Shares”):

(i)	the first date after the 6-month anniversary of the Closing Date on which the VWAP of the Pubco Class A Stock is greater than or equal to $11.00 per share for twenty consecutive trading days;
(ii)	the first date after the 12-month anniversary of the Closing Date on which the VWAP of the Pubco Class A Stock is greater than or equal to $13.00 per share for twenty consecutive trading days;
(iii)	the first date after the 18-month anniversary of the Closing Date on which the VWAP of the Pubco Class A Stock is greater than or equal to $15.00 per share for twenty consecutive trading days; and
(iv)	the first date after the 18-month anniversary of the Closing Date on which the VWAP of the Pubco Class A Stock is greater than or equal to $17.00 per share for twenty consecutive trading days.

The Seller shall be entitled to receive Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Seller be entitled to receive more than an aggregate of 8,000,000 Earnout Shares; provided, further, that each Triggering Event may be achieved at the same time or on overlapping days. If there is a change in control, Pubco will issue or cause to be issued to the Seller all Earnout Shares that have not been previously issued to Seller assuming that all Triggering Events have occurred.

Further, on July 20, 2025, SPAC entered into a letter agreement pursuant to which the underwriters from SPAC’s initial public offering (the “IPO”) agreed, if the Closing occurs, (a) that the only consideration due and payable by SPAC and its affiliates to the underwriters pursuant to the underwriting agreement for the IPO shall be a one-time cash fee equal to $500,000 (the “Cash Fee”) payable upon the Closing, (b) to waive any rights to any additional consideration under the underwriting agreement for the IPO other than the Cash Fee, including deferred underwriting commission, and (c) to forfeit 2,070,000 SPAC Private Warrants immediately prior to the Closing and retain 5,000 SPAC Private Warrants (which will become warrants to purchase the same number of shares Pubco Class A Stock at the Closing pursuant to the SPAC Merger).

In connection with the Closing, Pubco will issue two classes of Pubco common stock with different voting and economic rights. The Pubco Class A Stock will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, and will be listed for trading on Nasdaq or another national securities exchange. The shares of Pubco Class A Stock shall have no voting rights except (i) as required by the General Corporation Law of the State of Delaware or (ii) on any matter that adversely affects them relative to holders of any other class of stock of the Company. These shares will be freely transferable subject to the terms of the Lock-Up Agreements (defined below) and any applicable legal restrictions. The Pubco Class B Stock will be entitled to one vote per share but will not have any economic rights and will not be listed for trading or transferable except in connection with the transfer of a share of Pubco Class A Stock to an affiliate of the Seller. The shares of Pubco Class B Stock will be cancelled pro rata upon any transfer of shares of Pubco Class A Stock to any third party by the Seller (other than to the Seller’s affiliates).

Immediately following the Closing, the Pubco Class A Stock will be held by the former SPAC shareholders, the Equity PIPE Investors (as defined below), the former Company Members (other than the Non-Electing Ether U.S. Company Members), and the Seller, while the Pubco Class B Stock will be held only by the Seller. The Company Exchange Units issued to Non-Electing Ether U.S. Company Members and Company Exchange Unit Investors (as defined below) will be exchangeable for Pubco Class A Stock or the cash equivalent, at Pubco’s election, on the terms and subject to the conditions of an amended and restated limited liability company agreement of the Company, to be entered into concurrently with the Closing pursuant to the Business Combination Agreement (the “Second A&R Company LLCA”).

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties, which shall not survive the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (ii) the ability of such person or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Covenants

The Business Combination Agreement contains pre-closing covenants of the parties, including obligations of the parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of certain other parties, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Business Combination Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

The Business Combination Agreement also contains obligations of certain of the parties to use their reasonable best efforts to consummate the Transactions contemplated by the Business Combination Agreement. This includes certain obligations of SPAC, Pubco and the Company to use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the ETHM Subscription Agreements (as defined below), on the terms and conditions described therein.

Additionally, within ten business days after the date of the Business Combination Agreement, the Company shall purchase a number of Ether equal to the gross cash proceeds from the Company Unit Subscription (as defined below) minus any and all reasonable and customary fees, commissions, or other charges (including network gas fees and exchange trading fees) incurred by the Company or its designated agent in connection with the purchase of Ether on an arms’ length basis through a recognized digital asset exchange or broker, which shall be placed into a digital wallet held or operated by or on behalf of the Company.

SPAC and Pubco agreed, as promptly as practicable after the execution of the Business Combination Agreement and after completion of the Company’s audited financial statements to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of the Pubco Class A Stock to SPAC shareholders and certain Company securityholders, and containing a proxy statement/prospectus for the purpose of SPAC soliciting proxies from the SPAC shareholders to approve (the “SPAC Shareholder Approval”), at an extraordinary general meeting of SPAC shareholders (the “Extraordinary General Meeting”), resolutions approving the Business Combination Agreement, the Transactions and related matters (the “SPAC Shareholder Approval Matters”) and providing SPAC shareholders an opportunity, in accordance with SPAC’s organizational documents and initial public offering prospectus, to have their SPAC Class A Ordinary Shares redeemed.

The parties agreed to take all necessary action so that effective as of the Closing, the board of directors of Pubco will consist of five individuals, each of which are to be designated by the Seller.

SPAC also agreed to, prior to but conditioned upon the Closing, take all actions necessary and reasonable to repurchase any SPAC public warrants from holders who exercise their repurchase right pursuant to the terms of the Warrant Agreement, dated as of November 20, 2024, between SPAC and Odyssey Transfer and Trust Company, as warrant agent.

Conditions to the Parties’ Obligations to Consummate the Merger

Under the Business Combination Agreement, the obligations of the parties to consummate (or cause to be consummated) the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the receipt of the SPAC Shareholder Approval; (ii) the consummation of the Transactions not being prohibited by applicable law; (iii) effectiveness of the Registration Statement; (iv) the shares of Pubco Class A Stock having been approved for listing on Nasdaq, the New York Stock Exchange or another national stock exchange; (v) investors in the ETHM Investments having (a) contributed an amount of Ether and (b) funded an amount of cash, in each case at least equivalent to the amounts of Ether and cash, respectively, committed in the Equity PIPE (as defined below); and (vi) the entry into the Warrant Assignment, Assumption and Amendment Agreement by Pubco, SPAC and the warrant agent thereunder.

The obligations of SPAC and the SPAC Subsidiaries to consummate (or cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of the Company, Pubco, SPAC Merger Sub and the Seller being true and correct, subject to the applicable materiality standards contained in the Business Combination Agreement, (ii) material compliance by the Company, Pubco, SPAC Merger Sub and the Seller with their respective pre-closing covenants, (iii) no occurrence of a Material Adverse Effect with respect to the Company or Pubco, and (iv) completion of the Contribution.

The obligations of the Company, Pubco, SPAC Merger Sub and the Seller to consummate (and cause to be consummated) the Transactions are also subject to, among other things: (i) the representations and warranties of SPAC and the SPAC Subsidiaries being true and correct, subject to the applicable materiality standards contained in the Business Combination Agreement, (ii) material compliance by SPAC and the SPAC Subsidiaries with their applicable pre-closing covenants, (iii) no occurrence of a Material Adverse Effect with respect to SPAC and the SPAC Subsidiaries since the date of the Business Combination Agreement which is continuing and uncured, and (iv) the Sponsor having performed in all material respects its obligations required under the Sponsor Support Agreement (as defined below).

Termination Rights

The Business Combination Agreement contains certain termination rights, including, among others and subject to certain conditions and limitations, the following: (i) upon the mutual written consent of SPAC and the Seller, (ii) by either SPAC or the Seller, if the closing has not occurred by the one-year anniversary of the Business Combination Agreement (the “Outside Date”), (iii) by either SPAC or the Seller if a governmental authority issues a final, non-appealable order blocking the Transactions, (iv) by either SPAC or the Seller, as a result of breach by or non-performance of the other party and such breach or non-performance gives rise to a failure of a condition precedent and cannot or has not been cured within the earlier of (a) 20 days after written notice of such breach is provided to SPAC by the Seller and (b) five business days prior to the Outside Date, (v) by the Seller if, prior to SPAC obtaining the SPAC Shareholder Approval, the SPAC board has made a change in its recommendation; and (vi) by SPAC or the Seller, if the Extraordinary General Meeting is held and has concluded, SPAC shareholders have duly voted, and the SPAC Shareholder Approval was not obtained.

None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful breaches of the Business Combination Agreement or for fraud claims prior to termination. Notwithstanding the foregoing, Pubco will also bear all fees, costs and expenses incurred by any party or any of its affiliates in connection with the filing of the Registration Statement with the SEC and submitting a listing application for Pubco Class A Stock to Nasdaq.

Trust Account Waiver

The Company, Pubco, SPAC Merger Sub and the Seller agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in SPAC’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement and the terms of which are incorporated by reference herein. The filing of the Business Combination Agreement herewith provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations, warranties and covenants in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations, warranties and covenants in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC entered into a Sponsor Support Agreement with the Sponsor and Pubco (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed (i) to vote its SPAC ordinary shares in favor of the Business Combination Agreement and the Transactions and each of the SPAC Shareholder Approval Matters, (ii) to vote its SPAC ordinary shares against any alternative transactions, (iii) to comply with the restrictions imposed by the letter agreement, dated as of November 20, 2024 (the “Insider Letter”), by and among SPAC, the Sponsor, and the officers and directors of SPAC at the time of its initial public offering, including the restrictions on transfer and redemption of SPAC Ordinary Shares in connection with the Transactions, and (iv) subject to and conditioned upon the Closing, to waive any anti-dilution rights that would otherwise result in the Class B ordinary shares, par value $0.0001 per share, of SPAC converting into SPAC Class A Ordinary Shares on a greater than one-for-one basis.

In addition, the Sponsor agreed to effect certain security cancellations and issuances in connection with the Closing. Specifically, (i) immediately prior to the Company Merger Effective Time, the Sponsor will forfeit for no consideration a number of shares of Pubco Class A Stock equal to the number of shares of Pubco Class A Stock to be issued to Seller as Additional Merger Consideration, (ii) the Sponsor will forfeit all warrants of Pubco that it received in the SPAC Merger in exchange for its SPAC Private Warrants in consideration for a number of Pubco Private Warrants equal to 3,910,000 minus the number of Pubco Private Warrants to be issued to Seller as Additional Merger Consideration plus 2,070,000.

Pursuant to the Sponsor Support Agreement, the parties agreed that prior to the Closing they would enter into an amendment to the Insider Letter, to remove certain terms relating to transfer restrictions applicable to the shares held by the Sponsor. Further, the Sponsor also agreed, subject to and effective as of the Closing, to irrevocably and unconditionally release and waive any and all claims it may have against SPAC, Pubco and the Company or their respective affiliates arising on or prior to the Closing, subject to customary carve-outs.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of the Closing and the valid termination of the Business Combination Agreement pursuant to its terms and, if the Business Combination Agreement is terminated pursuant to its terms, all provisions of the Sponsor Support Agreement will terminate and be of no further force or effect.

The Sponsor Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement and the terms of which are incorporated by reference herein.

Lock-Up Agreements

Concurrently with the Closing, the Seller, the Sponsor, the SPAC insiders and certain other parties will enter into a Lock-Up Agreement with Pubco (the “Lock-Up Agreements”), pursuant to which such parties agree that the shares of Pubco Class A Stock and Pubco warrants received by them in connection with the Business Combination, and any shares of Pubco Class A Stock issuable upon the exercise of Pubco warrants, will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions. Shares of Pubco Class A Stock received in connection with the ETHM Investments will not be subject to the lock-up.

Under the Lock-Up Agreements, the Restricted Securities (as defined therein) will be subject to transfer restrictions until the earlier of (i) six months following the date of the Closing (the “Anniversary Release”); provided, that if the VWAP of Pubco Class A Stock equals or exceeds $12.50 per share for any 20 consecutive trading days following the Closing, the Anniversary Release will be deemed to occur at 11:59 p.m. New York City time on such 20th consecutive trading day, and (ii) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all Pubco shareholders having the right to exchange their shares of Pubco common stock for cash, securities or other property. The Lock-Up Agreements include customary exceptions to the transfer restrictions, including transfers to affiliates, family members, charitable organizations, and in connection with certain tax or estate planning transactions, provided that the transferee agrees to be bound by the same restrictions for the remainder of the lock-up period. Any transfer in violation of the Lock-Up Agreements will be null and void, and Pubco is authorized to impose stop-transfer instructions with respect to any such Restricted Securities during the Lock-Up Period.

The form of Lock-Up Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement and the terms of which are incorporated by reference herein.

Equity PIPE Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into subscription agreements (collectively, the “Equity PIPE Subscription Agreements”) with certain investors (the “Equity PIPE Investors”), pursuant to which the Equity PIPE Investors agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Stock (the “Equity PIPE Shares”) for $197,100,000 in cash and a contribution of 67,121 Ether, in a private placement (the “Equity PIPE”), upon the terms and subject to the conditions set forth therein. Equity PIPE Investors will receive a number of Equity PIPE Shares at the closing of the Equity PIPE equal to the quotient of (i) the PIPE Subscription Price and (ii) $10.00. “PIPE Subscription Price” means (a) if the Equity PIPE Investor elected to subscribe for the Equity PIPE Shares with cash, the amount of cash contributed as set forth on the signature page to its Equity PIPE Subscription Agreement or (b) if the Equity PIPE Investor elected to subscribe for the Equity PIPE Shares with Ether, such amount (in USD) equal to the product of (x) the amount of Ether contributed as set forth on the signature page to its Equity PIPE Subscription Agreement and (y) the Closing Ether Price. “Closing Ether Price” means the VWAP of Ether denominated in USD as calculated from all executed trades on Coinbase Global, Inc. (“Coinbase”) (or its successor primary spot exchange) over the forty-eight (48) hour period ending at 5:00 p.m. New York City time on the day immediately prior to the Closing Date; such VWAP shall be calculated by dividing the sum of the products of each trade’s price and volume by the total volume of all trades during the specified 48-hour period.

The closing of the Equity PIPE is conditioned on, among other things, the satisfaction or waiver of all closing conditions to the consummation of the Transactions and the Equity PIPE Investors’ consent to any amendments, modifications or waivers to the terms of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits to the Equity PIPE Investors.

Pursuant to the Equity PIPE Subscription Agreements, Pubco has agreed to use commercially reasonable efforts to file a registration statement registering the resale of the Equity PIPE Shares (at Pubco’s sole cost and expense) within 30 calendar days following the Closing Date and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, and in any event no later than 90 calendar days after the Closing Date, subject to an extension in the event of SEC review.

The net cash proceeds from the Equity PIPE, along with funds from the trust account of the SPAC, will be used to pay or reimburse expenses in accordance with the Business Combination Agreement and any premiums for “tail” insurance coverage for the directors and officers of SPAC. The remaining proceeds will be disbursed to the Company or Pubco and used for working capital, general corporate purposes and the purchase of Ether.

Each Equity PIPE Subscription Agreement will terminate and be void and of no further force or effect upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the date that is twelve months from the date of the Equity PIPE Subscription Agreement or (iii) the mutual written agreement of the parties thereto.

The forms of Equity PIPE Subscription Agreement are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Equity PIPE Subscription Agreement and the terms of which are incorporated by reference herein.

Company Unit Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into subscription agreements (collectively, the “Company Unit Subscription Agreements”) with certain investors (the “Company Unit Investors”), pursuant to which the Company Unit Investors agreed to purchase, and the Company agreed to issue and sell Company Class A Units (the “Subscribed Units”) for $97,000,000 in cash and a contribution of 35,615.11 Ether, in a private placement (the “Company Unit Subscription”), upon the terms and subject to the conditions set forth therein. Company Unit Investors received a number of Subscribed Units equal to the quotient of (i) the Unit Subscription Price and (ii) $10.00. “Unit Subscription Price” means (a) if the Company Unit Investor elected to subscribe for the Subscribed Units with cash, the amount of cash contributed as set forth on the signature page to its Company Unit Subscription Agreement or (b) if the Company Unit Investor elected to subscribe for the Subscribed Units with Ether, such amount (in USD) equal to the product of (x) the amount of Ether contributed as set forth on the signature page to its Company Unit Subscription Agreement and (y) the Signing Ether Price. “Signing Ether Price” means the VWAP of Ether denominated in USD as calculated from all executed trades on Coinbase (or its successor primary spot exchange) over the ten-day period ending at 5:00 p.m. New York City time on August 1, 2025; such VWAP shall be calculated by dividing the sum of the products of each trade’s price and volume by the total volume of all trades during the specified ten-day period.

As described above, within ten days after the date of the Business Combination Agreement, the Company shall purchase a number of Ether equal to the gross cash proceeds from the Company Unit Subscription minus any and all reasonable and customary fees, commissions, or other charges (including network gas fees and exchange trading fees) incurred by the Company or its designated agent in connection with the purchase of Ether on an arms’ length basis through a recognized digital asset exchange or broker, which shall be placed into a digital wallet held or operated by or on behalf of the Company.

The execution of the Company Unit Subscription Agreement and the consummation of the Company Unit Subscription occurred simultaneously on the date of the Business Combination Agreement (the “Company Unit Closing Date”), with Company Unit Investors required to fund their contribution within four business days of the Company Unit Closing Date.

Immediately prior to the Company Merger, the Subscribed Units will be adjusted as follows: (i) if the Closing Ether Price (as defined above) is greater than the Signing Ether Price, the Company will issue to each Company Unit Investor such number of Company Class A Units equal to the product of (a) the number of Subscribed Units issued to such Company Unit Investor on the Company Unit Closing Date and (b) the difference between (x) the quotient of the Closing Ether Price and the Signing Ether Price and (y) one; and (ii) the Company shall issue to each Company Unit Investor such number of Company Class A Units equal to such Company Unit Investor’s pro rata portion of the Aggregate Staking Units (as defined below), based on such Company Unit Investor’s Company Class A Units relative to the aggregate Company Class A Units of all Company Unit Investors. “Net Staking Rewards” means the total amount of Ether generated as staking rewards from the staking of the Ether owned by the Company (with respect to both the aggregate amount of Ether contributed by Company Unit Investors subscribing in Ether under the Company Unit Subscription Agreements and the purchase of Ether by the Company using the cash proceeds received under such agreements and as described above) after deducting any and all applicable staking fees, network transaction fees, and operational costs directly attributable to such staking; and “Aggregate Staking Units” means such number of Company Class A Units equal to the quotient of (x) the Net Staking Rewards multiplied by the Closing Ether Price and (y) $10.00.

At the Company Merger Effective Time, (i) each Subscribed Unit (as adjusted as described above) held by persons other than Non-Electing Ether U.S. Company Members shall be converted automatically into one share Pubco Class A Stock, and (ii) each Subscribed Unit held by persons that are Non-Electing Ether U.S. Company Members shall be converted automatically into one common non-voting units of the Company (the “Company Exchange Units”).

Holders of Company Exchange Units shall have the right to cause Pubco to cause the Company to redeem all or a portion of such holder’s Company Exchange Units in exchange for an equal number of shares of Pubco Class A Stock or the cash equivalent, at Pubco’s election, on the terms and subject to the conditions of the Second A&R Company LLCA.

Pursuant to the Company Unit Subscription Agreements, Pubco agreed to use commercially reasonable efforts to cause the Pubco Class A Stock into which (i) the Subscribed Units held by persons other than Non-Electing Ether U.S. Company Members and (ii) Company Exchange Units held by persons who are Non-Electing Ether U.S. Company Members will be converted upon consummation of the Company Merger to be registered on the Registration Statement. To the extent such securities are not able to be registered on the Registration Statement, Pubco has agreed to use commercially reasonable efforts to file a registration statement registering the resale of the shares of Pubco Class A Stock on a resale registration statement within 30 calendar days following the Closing Date and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, and in any event no later than 90 calendar days after the Closing Date, subject to an extension in the event of SEC review.

The forms of Company Unit Subscription Agreement are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Company Unit Subscription Agreement and the terms of which are incorporated by reference herein.

Company Exchange Unit Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into subscription agreements (collectively, the “Company Exchange Unit Subscription Agreements” and, together with the Equity PIPE Subscription Agreements and the Company Unit Subscription Agreements, the “ETHM Subscription Agreements”) with certain investors (the “Company Exchange Unit Investors”), pursuant to which the Company Exchange Unit Investors agreed to purchase, and the Company agreed to issue and sell, on the Closing Date after the Company Merger, Company Exchange Units (the “Subscribed Company Exchange Units”) for a contribution of 47,103 Ether, in a private placement (the “Company Exchange Unit Subscription” and, together with the Equity PIPE and the Company Unit Subscription, the “ETHM Investments”), upon the terms and subject to the conditions set forth therein. Company Exchange Unit Investors will receive a number of Subscribed Company Exchange Units equal to the quotient of (i) the Company Exchange Unit Subscription Price and (ii) $10.00. “Company Exchange Unit Subscription Price” means such amount (in USD) equal to the product of (a) the amount of Ether as is set forth on the signature page to its Company Exchange Unit Subscription Agreement and (y) the Closing Ether Price (as defined above).

The closing of the Company Exchange Unit Subscription is conditioned on, among other things, the satisfaction or waiver of all closing conditions to the consummation of the Transactions.

Pursuant to the Company Exchange Unit Subscription Agreements, Pubco has agreed to use commercially reasonable efforts to register the resale of the shares of Pubco Class A Stock issuable upon exchange of the Company Exchange Units on the registration statement on Form S-4 in connection with the Transactions. To the extent any such shares are not registered on the Form S-4, Pubco has agreed to file with the SEC (at Pubco’s sole cost and expense) a resale registration statement within 30 calendar days following the Closing and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, and in any event no later than 90 calendar days after the Closing, subject to an extension in the event of SEC review.

Each Company Exchange Unit Subscription Agreement will terminate and be void and of no further force or effect upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto, or (iii) twelve months from the date of the Company Exchange Unit Subscription Agreement.

The forms of Company Exchange Unit Subscription Agreement are filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Company Exchange Unit Subscription Agreement and the terms of which are incorporated by reference herein.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing of the Business Combination Agreement, Pubco, SPAC, the Sponsor and certain securityholders listed therein shall enter into a registration rights agreement that will amend and restate the registration rights agreement entered into at the time of SPAC’s initial public offering between SPAC, the Sponsor and certain securityholders listed therein (the “Amended and Restated Registration Rights Agreement”), pursuant to which Pubco will (i) assume the registration obligations of SPAC under such registration rights agreement, with such rights applying to the shares of Pubco Class A Stock and (ii) provide registration rights with respect to the resale of shares of Pubco Class A Stock held by the Sponsor and certain other parties identified therein.

The Amended and Restated Registration Rights Agreement provides for customary demand registration rights, piggyback registration rights, and shelf registration rights for the benefit of the Holders, subject to customary cutbacks and issuer suspension rights. It also includes customary provisions relating to underwriting participation, registration expenses, indemnification, and coordination of sales in underwritten offerings. The Amended and Restated Registration Rights Agreement will become effective upon the Closing and will supersede SPAC’s existing registration rights agreement in its entirety.

The form of Amended and Restated Registration Rights Agreement is filed as Exhibit 10.9 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amended and Restated Registration Rights Agreement and the terms of which are incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein, to the extent applicable. The securities of Pubco and the Company that may be issued in connection with the ETHM Investments will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01.	Other Events.

Contribution Agreement

Concurrently with the execution of the Business Combination Agreement, an affiliate of the Seller (the “Seller Affiliate”) and the Company entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, prior to the Closing, the Seller Affiliate will contribute to the Company a number of Ether (the “Purchased Coins”) equal to the sum of (i) 169,984 Ether and (ii) any additional Ether generated as staking rewards from such Ether through the date that is the day prior to the Closing, in exchange for the Company issuing to the Seller a number of each of Company Class A Units and Company Class B Units equal to the product of (a) the number of Ether comprising the Purchased Coins and (b) the VWAP of Ether in USD on Coinbase (or its successor primary spot exchange) over the 48-hour period ending at 5:00 p.m. New York City time on the day immediately prior to the Closing Date, divided by $10.00 (the “Contribution”).

The Contribution Agreement may be terminated prior to the Closing as follows: (a) by the mutual written consent of the parties thereto and SPAC; or (b) automatically with no further action required by the parties thereto if the Business Combination Agreement is terminated in accordance with its terms.

The Contribution Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Contribution Agreement and the terms of which are incorporated by reference herein.

Additional Information and Where to Find It

SPAC and Pubco intend to file with the SEC a Registration Statement, which will include a preliminary proxy statement of SPAC and a prospectus of Pubco (the “Proxy Statement/Prospectus”) in connection with the proposed business combination (the “Business Combination”) and the other transaction contemplated by the Business Combination Agreement and/or described in this Current Report on Form 8-K (together with the Business Combination and the ETHM Investments, the “Proposed Transactions”). The definitive proxy statement and other relevant documents will be mailed to shareholders of SPAC as of a record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. SPAC and/or Pubco will also file other documents regarding the Proposed Transactions with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF SPAC AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH SPAC’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT SPAC, THE COMPANY, PUBCO AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by SPAC and Pubco, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Dynamix Corp, 1980 Post Oak Blvd., Suite 100, PMB 6373, Houston, TX 77056; e-mail: info@regen.io, or to: The Ether Machine, Inc., 2093 Philadelphia Pike #2640, Claymont, DE 19703, e-mail: dm@etherreserve.com.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The Pubco Class A Stock to be issued by Pubco and the class A units issued and to be issued by the Company, in each case, in connection with the Proposed Transactions, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Participants in the Solicitation

SPAC, Pubco, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from SPAC’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of SPAC’s securities are, or will be, contained in SPAC’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of SPAC’s shareholders in connection with the Business Combination, including the names and interests of the Company and Pubco’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus, which is expected to be filed by SPAC and Pubco with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of SPAC, the Company or Pubco, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Proposed Transactions and the parties thereto, including expectations, hopes, beliefs, intentions, plans, prospects, results or strategies regarding Pubco, the Company, SPAC and the Proposed Transactions and statements regarding the anticipated benefits and timing of completion of the Proposed Transactions, business plans and investment strategies of Pubco, the Company and SPAC, expected use of the cash proceeds of the Proposed Transactions, the Company’s ability to stake and leverage capital markets and other staking operations and participation in restaking, the amount of capital expected to be received in the Proposed Transactions, the assets held by Pubco, Ether’s position as the most productive digital asset, plans to increase yield to investors, any expected growth or opportunities associated with Ether, Pubco’s listing on an applicable securities exchange and the timing of such listing, expectations of Ether to perform as a superior treasury asset, the upside potential and opportunity for investors resulting from any Proposed Transactions, any proposed transaction structures and offering terms and the Company’s and Pubco’s plans for Ether adoption, value creation, investor benefits and strategic advantages. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

These are subject to various risks and uncertainties, including regulatory review, Ethereum protocol developments, market dynamics, the risk that the Proposed Transactions may not be completed in a timely manner or at all, failure for any condition to closing of the Business Combination to be met, the risk that the Business Combination may not be completed by SPAC’s business combination deadline, the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of SPAC’s shareholders, or the private placement investments, costs related to the Proposed Transactions and as a result of becoming a public company, failure to realize the anticipated benefits of the Proposed Transactions, the level of redemptions of SPAC’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Class A shares of SPAC or the shares of Pubco Class A Stock, the lack of a third-party fairness opinion in determining whether or not to pursue the Business Combination, the failure of Pubco to obtain or maintain the listing of its securities any stock exchange on which Pubco Class A Stock will be listed after closing of the Business Combination, changes in business, market, financial, political and regulatory conditions, risks relating to Pubco’s anticipated operations and business, including the highly volatile nature of the price of Ether, the risk that Pubco’s stock price will be highly correlated to the price of Ether and the price of Ether may decrease between the signing of the definitive documents for the Proposed Transactions and the closing of the Proposed Transactions or at any time after the closing of the Proposed Transactions, risks related to increased competition in the industries in which Pubco will operate, risks relating to significant legal, commercial, regulatory and technical uncertainty regarding Ether, risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, challenges in implementing its business plan including Ether-related financial and advisory services, due to operational challenges, significant competition and regulation, being considered to be a “shell company” by any stock exchange on which the Pubco Class A Stock will be listed or by the SEC, which may impact the ability to list Pubco’s Class A Stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities, the outcome of any potential legal proceedings that may be instituted against the Company, SPAC, Pubco or others following announcement of the Business Combination and those risk factors discussed in documents of the Company, Pubco, or SPAC filed, or to be filed, with the SEC.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of SPAC dated as of November 20, 2024 and filed by SPAC with the SEC on November 21, 2024, SPAC’s Quarterly Reports on Form 10-Q, SPAC’s Annual Report on Form 10-K filed with the SEC on March 20, 2025 and the registration statement on Form S-4 and proxy statement/prospectus that will be filed by Pubco and SPAC, and other documents filed by SPAC and Pubco from time to time with the SEC, as well as the list of risk factors included herein. These filings do or will identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which are made only as of the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1+	Business Combination Agreement, dated as of July 21, 2025.
10.1	Sponsor Support Agreement, dated as of July 21, 2025.
10.2	Form of Lock-Up Agreement.
10.3+	Form of Equity PIPE Subscription Agreement (Institutional).
10.4+	Form of Equity PIPE Subscription Agreement (Individual).
10.5+	Form of Company Unit Subscription Agreement (Institutional).
10.6+	Form of Company Unit Subscription Agreement (Individual).
10.7+	Form of Company Exchange Unit Subscription Agreement (Institutional).
10.8+	Form of Company Exchange Unit Subscription Agreement (Individual).
10.9	Form of Amended and Restated Registration Rights Agreement.
99.1	Contribution Agreement, dated as of July 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SPAC will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIX CORPORATION

Date: July 25, 2025	By:	/s/ Andrea Bernatova
Name: Andrea Bernatova
Title: Chief Executive Officer